Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Post-Effective Amendment No.1 to the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 333-204590) on May 29, 2015 to register 1,600,000 shares of Common Stock,
(2)	Registration Statement (Form S-8 No. 333-220058) on August 18, 2017 to register 2,000,000 shares of Common Stock,
(3)	Registration Statement (Form S-8 No. 333-224492) on April 27, 2018 to register 1,812,666 shares of Common Stock,
(4)	Registration Statement (Form S-8 No. 333-229921) on February 27, 2019 to register 1,854,122 shares of Common Stock,
(5)	Registration Statement (Form S-8 No. 333-237658) on April 13, 2020 to register 2,372,734 shares of Common Stock,
(6)	Registration Statement (Form S-8 No. 333-254770) on March 26, 2021 to register 3,491,134 shares of Common Stock, and
(7)	Registration Statement (Form S-8 No. 333-263345) on March 7, 2022 to register 7,832,552 shares of Common Stock;

of our report dated March 24, 2022, on our audits of the consolidated financial statements of the Company as of December 31, 2021 and 2020 and for the years then ended, which report is included in the Annual Report on Form 10-K of the Company for the year ended December 31, 2021.

/s/ CohnReznick LLP

Holmdel, New Jersey
July 22, 2022